UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1 /A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SCIENTIFIC INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	3826	04-2217279
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

80 Orville Drive, Suite 102

Bohemia, New York 11716

(631) 567-4700

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Helena Santos

Chief Executive Officer

Scientific Industries, Inc.

80 Orville Drive, Suite 102

Bohemia, New York 11716

(631) 567-4700

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John F.F. Watkins, Esq.

Reitler Kailas & Rosenblatt LLP

885 Third Avenue

New York, New York 10020

Telephone: (212) 209-3050

Approximate date of proposed sale to public: As soon as practicable on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

This filing corrects and replaces Exhibits 23.1 and 23.2

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated ______, 2025

Preliminary Prospectus

1,050,000 Shares of Common Stock,

and 500,000 Shares of Common Stock Issuable Upon Exercise of Pre-Funded Warrants

and 1,550,000 Shares of Common Stock Issuable Upon Exercise of Warrants

This prospectus relates to the resale or other disposition, from time to time, by the selling stockholders identified in this prospectus under the caption “Selling Stockholders,” of up to 3,100,000 shares of our common stock, par value $0.05 per share (“Common Stock”). We are not selling any shares of our Common Stock under this prospectus and will not receive any proceeds from the sale or other disposition of shares by the selling stockholders. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or other disposition of the shares. We will bear all costs, expenses and fees in connection with the registration of the resale of the shares.

The selling stockholders may sell or otherwise dispose of the shares of our Common Stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution.” The prices at which the selling stockholder may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

Our Common Stock trades on the Over-the-Counter Bulletin Board under the symbol “SCND.” The last reported sale price of our Common Stock on June 20, 2025 was $0.648 per share. You are urged to obtain current market quotations for the Common Stock.

The 3,100,000 share of Common Stock covered by this prospectus includes 1,050,000 shares that were issued in a single private placement transaction completed on April 18, 2025, 500,000 shares issuable upon the exercise of pre-funded warrants, and 1,550,000 shares issuable upon the exercise of warrants.  Additional information about the private placement is provided in the section entitled “Description of Private Placement” of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____, 2025

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This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our Common Stock covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of Common Stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find Additional Information” and “Documents Incorporated by Reference” in this prospectus.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our shares of Common Stock other than the shares of our Common Stock covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to “Scientific,” the “Company,” “we,” “us” and “our” refer to Scientific Industries, Inc. and its subsidiaries.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before investing in our securities. Important information is incorporated by reference into this prospectus. To understand this offering fully, you should read carefully the entire prospectus, including “Risk Factors”, together with the additional information described under “Documents Incorporated By Reference”.

Overview

Incorporated in 1954, Scientific Industries, Inc., a Delaware corporation (which along with its subsidiaries, the “Company”) is engaged in the design, manufacture, and marketing of standard benchtop laboratory equipment (“Benchtop Laboratory Equipment”), and through our wholly-owned subsidiary, Scientific Bioprocessing Holdings, Inc. (“SBHI”), the design, manufacture, and marketing of bioprocessing systems and products (“Bioprocessing Systems”). SBHI has two wholly-owned subsidiaries – Scientific Bioprocessing, Inc., a Delaware corporation (“SBI”) and aquila biolabs GmbH, a German corporation (“Aquila”). The Company’s products are used primarily for research purposes by universities, pharmaceutical companies, pharmacies, national laboratories, medical device manufacturers, and other industries performing laboratory-scale research.

Operating Segments.

The Company views its operations as two segments: the manufacture and marketing of standard Benchtop Laboratory Equipment which includes various types of equipment used for research and sample preparation in university, pharmacy and industrial laboratories sold primarily through laboratory equipment distributors and  online, and weight and measurement products including pill counters and digital scales; and the design, development, manufacture and marketing of bioprocessing products, principally products incorporating smart sensors and state of the art software analytics, sold primarily on a direct basis through the Company’s internal sales force.

Our Products.

Benchtop Laboratory Equipment. The Company’s Benchtop Laboratory Equipment products consist of mixers and shakers, rotators/rockers, refrigerated and shaking incubators, and magnetic stirrers sold through the “Genie ™” division, and pharmacy and laboratory balances and scales, force gauges, automated pill counters and moisture analyzers sold through the “Torbal®” division. Sales of the Company’s principal product, the Vortex-Genie® 2 Mixer, excluding accessories, represented approximately 34% for the quarter ended March 31, 2025, and 33% and 32% of the Company’s total net revenues for the years ended December 31, 2024 and 2023, respectively.

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The Company’s vortex mixer is used to mix the contents of test tubes, beakers, and other various containers by placing such containers on a rotating cup or other attachments which cause the contents to be mixed at varying speeds. The Company’s additional mixers and shakers include a high-speed touch mixer, a mixer with an integral timer, a cell disruptor, a bead beater, microplate mixers, programmable vortex mixers, two large capacity multi-vessel vortex mixers and a line of various orbital shakers.

The Company also offers various benchtop multi-purpose rotators and rockers, designed to rotate and rock a wide variety of containers, and a refrigerated incubator and incubated shakers, which are multi-functional benchtop environmental chambers designed to perform various shaking and stirring functions under controlled environmental conditions.

The Company’s line of magnetic stirrers includes a high/low programmable magnetic stirrer, a four-place high/low programmable magnetic stirrer, a large volume magnetic stirrer, and a four-place general purpose stirrer.

The Company’s Torbal® division line of products includes pharmacy, laboratory, and industrial digital scales, moisture analyzers, mechanical and VIVID® automated pill counters, force gauges and test stands.

Bioprocessing Systems. SBHI, through its two wholly-owned subsidiaries, SBI and Aquila, is engaged in the design, development, manufacture and marketing of bioprocessing products, principally products incorporating smart sensors and state of the art software analytics. Products include the Cell Growth Quantifier (“CGQ”) for biomass monitoring in shake flasks, the Liquid Injection System (“LIS”) for automated feeding in shake flasks, and a line of coaster systems and flow-through cells for pH and DO monitoring and analytical software, and the Multi-Parameter Sensor (“MPS”) and Dissolved Oxygen sensor pills which are marketed and will be sold under the Bioprocessing Systems DOTS brand platform.

Our Strategy.

Our Benchtop Laboratory Equipment segment comprising the Company’s legacy products plus the weighing, measurement, and pill counting products is stable and profitable, but the Company believes there are greater growth opportunities in our Bioprocessing Systems segment, as part of a large and expanding synthetic biology market sector worldwide. Our acquisition of Aquila in April 2021 was an initial step in this direction, and since then we have concentrated on expansion of the Bioprocessing Systems segment and development of new products and technologies and taking steps towards establishing a commercialization strategy of these products, with the initial product launch of our DOTS software platform in September 2022 followed by the Multi-Parameter Sensor in November 2023, which is being introduced and sold to existing and new customers.

Private Placement

On April 18, 2025, the Company entered into a private placement transaction with the selling stockholders pursuant to which the selling stockholders acquired shares of Common Stock and warrants to purchase additional shares of Common Stock, which shares of Common Stock (including those issuable upon the exercise of warrants) are being registered hereunder.  See “Description of Private Placement.”

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act and have elected to take advantage of certain scaled disclosure available to smaller reporting companies.

Risks Associated with Our Business

Our business is subject to numerous risks, as more fully described in the section titled “Risk Factors” immediately following this prospectus summary. You should read these risks before you invest in our Common Stock.

Corporate Information

We were incorporated in Delaware on July 2, 1954. Our principal executive offices are located at 80 Orville Drive, Suite 102, Bohemia, New York 11716, and our telephone number is (631) 567-4700. Our website address is www.scientificindustries.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on our website or any such information in making your decision whether to purchase our Common Stock.

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THE OFFERING

Shares of Common Stock to be Offered by the Selling Stockholders	3,100,000 shares

Use of Proceeds

All proceeds from the sale of the shares of Common Stock under this prospectus will be for the account of the selling stockholders. We will not receive any proceeds from the sale of the Common Stock by the selling stockholders pursuant to this prospectus. However, we will receive proceeds of the applicable exercise price of warrants to purchase shares of our Common Stock upon the exercise thereof, unless any of such warrants are exercised via cashless exercise to the extent provided for in the applicable warrant. See “Use of Proceeds”.

Over the Counter Common Stock Symbol	SCND

Risk Factors	Investing in our Common Stock involves a high degree of risk. See “Risk Factors” below.

RISK FACTORS

Investment in our Common Stock involves risks. Prior to making a decision about investing in our Common Stock, you should consider carefully the risk factors incorporated by reference in this prospectus, including the risk factors described in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K. Those risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of these risks actually occur, our business, results of operations and financial condition could suffer. In that event the trading price of our Common Stock could decline, and you may lose all or part of your investment.

In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, important risk factors are identified below that could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to such future periods in any current statements. The Company undertakes no obligation to publicly revise any forward-looking announcements to reflect future events or circumstances.

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Risks Relating to Our Financial Position and Capital Requirements

We have limited financial resources and we may need to raise additional funding. If we are unable to raise capital when needed, we could be forced to delay, reduce or eliminate our product discovery and development programs or commercialization efforts.

In order to be successful with our product development and commercialization programs, principally as it pertains to our bioprocessing sector, we believe that we will need to continue to invest substantial capital into such programs in the foreseeable future. We expect our total operating expenses to continue to be material in connection with our ongoing activities, particularly as we continue our emphasis on the bioprocessing sector. We expect to continue to incur significant commercialization expenses related to product sales, marketing, after-sales support, manufacturing, and distribution. We also expect to continue to incur substantial expenses related to the development of new products and technologies, primarily related to bioprocessing products. Our ability to conduct additional research and development activities and commercialization efforts are dependent upon the availability of funding and cash generated from sales of newly introduced products.

In such an event, we may be required to obtain further funding through public or private equity offerings, debt financings, collaborations and licensing arrangements, product line divestitures, or other sources. We do not have any committed external source of funds. If additional funding is necessary, adequate additional financing may not be available to us on acceptable terms, or at all. If we are unable to raise additional capital in sufficient amounts and on terms acceptable to us, we may have to significantly delay, scale back or discontinue the development or commercialization of our bioprocessing or any of our other products. Our failure to raise capital as and when needed could have a negative impact on our financial condition and our ability to pursue our business strategy.

Our future funding requirements, both short-term and long-term, will depend on many factors, including: the scope, progress, timing, costs and results of our current and future product candidates; our ability to enter into, and the terms and timing of, any collaborations, licensing or other arrangements; the number of future product candidates that we pursue and their development requirements; the costs and timing of establishing product sales, marketing, distribution and commercial-scale manufacturing capabilities; the effect of competing technological and market developments; our headcount growth and associated costs as we expand our research and development; and the costs of preparing, filing and prosecuting patent applications, maintaining and protecting our intellectual property rights including enforcing and defending intellectual property related claims.

Raising additional capital may cause dilution to our then-existing stockholders, restrict our operations or require us to relinquish rights to our technologies or product candidates.

To the extent that we raise additional capital through the sale of common shares, convertible securities or other equity securities, the ownership interests of the then-existing equity holders may be diluted, and the terms of these securities could include liquidation or other preferences and anti-dilution protections that could adversely affect the rights of the then-existing common stockholders. In addition, debt financing, if available, may result in fixed payment obligations and may involve agreements that include restrictive covenants that limit our ability to take specific actions, such as incurring additional debt, making capital expenditures, creating liens, redeeming stock or declaring dividends, that could adversely impact our ability to conduct our business. In addition, securing financing could require a substantial amount of time and attention from our management and may divert a disproportionate amount of their attention away from day-to-day activities, which may adversely affect our management’s ability to oversee the development of our product candidates.

If we raise additional funds through collaborations or marketing, distribution or licensing arrangements with third parties, or product line divestitures, we may have to relinquish valuable rights to our technologies, future revenue streams or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

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We have a history of losses and will likely incur future losses during the next few years as we attempt to grow and develop our bioprocessing sector.

We incurred net losses of $1,778,500 for the three months ended March 31, 2025, $6,445,400 and $9,086,500 for the years ended December 31, 2024 and 2023, respectively. As of March 31, 2025, we had an accumulated deficit of $35,709,000. We expect to continue to incur operating losses for the foreseeable future as our expenses related to the growth and expansion of our Bioprocessing Systems operations will exceed revenues expected to be generated. Our Benchtop Laboratory Equipment operations are profitable, but our ability to become and remain profitable on a combined basis depends on our ability to generate additional revenue, and therefore profits, from our Bioprocessing Systems operations. Because of the uncertainties and risks associated with these activities, we are unable to accurately predict the timing and amount of future revenues, and if or when we might achieve profitability. We may never succeed in these activities and, even if we do, we may never generate revenues that are large enough for us to achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.

If we fail to maintain proper and effective internal control over financial reporting in the future, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, investors’ views of us and, as a result, the value of our Common Stock.

Pursuant to Section 404 of the Sarbanes Oxley Act of 2002 and related rules, our management is required to report on the effectiveness of our internal control over financial reporting. The rules governing the standards that must be met for management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation. To comply with the requirements of being a reporting company under the Exchange Act, we may need to further upgrade our systems, including information technology, implement additional financial and management controls, reporting systems and procedures and hire additional accounting and finance staff, and specialists. If material weaknesses or deficiencies in our internal controls exist and go undetected, our financial statements could contain material misstatements that, when discovered in the future could cause us to fail to meet our future reporting obligations and cause the price of our Common Stock to decline.

Limited public market for our Common Stock and active trading market may never develop or be sustained.

As of April 18, 2025, there were 11,553,599 shares of Common Stock of the Company outstanding, of which 56% are held by the top three stockholders of the Company. The Common Stock of the Company is traded on the Over-the-Counter Bulletin Board and, historically, has been thinly traded. There have been a number of trading days during calendar 2025, 2024 and 2023 on which no trades of the Company’s Common Stock were reported. Accordingly, the market price for the Common Stock is subject to great volatility. The lack of an active trading market may impair the value of the shares of our Common Stock and stockholders’ ability to sell their shares. An inactive trading market may also impair the Company’s ability to raise capital by selling shares of Common Stock and to enter into strategic partnerships or other business strategies.

Risks Relating to Our Business

The commercial success of our bioprocessing products will largely depend upon attaining significant market acceptance.

Our ability to execute our growth strategy and achieve commercial success in our bioprocessing sector will depend upon the adoption by customers of our products and bioprocessing solutions. We cannot predict how quickly, if at all, our products will be accepted or, if accepted, how frequently they will be used. Our bioprocessing products may never gain broad market acceptance. The market for bioprocessing products is relatively new, subject to rapid innovation and remains uncertain. The degree of market acceptance of any of our products will depend on a number of factors, including the prevalence and severity of any complications associated with our products, the competitive pricing of our products; and the quality of our products meeting customer expectations.

Failure to achieve or maintain market acceptance and/or market share would limit our ability to generate revenue and would have a material adverse effect on our business, financial condition and results of operations. Further, if we cannot build and maintain strong working relationships with these professionals and seek their advice and input on our product candidates, the development and marketing of our future products could suffer, which could have a material adverse effect on our business, financial condition and results of operations.

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If we are unable to obtain and maintain patent and other intellectual property protection for any of our new bioprocessing products, or if the scope of the patent and other intellectual property protection obtained is not sufficiently broad, our competitors could develop and commercialize products and technology similar or identical to ours, and our ability to successfully commercialize any product we may develop may be adversely affected.

The commercial success of our bioprocessing segment will also depend on our ability to obtain and maintain patent, trademark, trade secret and other intellectual property protection of our new bioprocessing products and other technology, methods used to manufacture them and methods of treatment, as well as successfully defending our patent and other intellectual property rights against third-party challenges. It is difficult and costly to protect and enforce intellectual property rights, and we may not be able to ensure the same for every product. Our ability to stop unauthorized third parties from making, using, selling, offering to sell, importing or otherwise commercializing our new organ candidates is dependent upon the extent to which we have rights under valid and enforceable patents or trade secrets that cover these activities.

We seek to protect our proprietary position by developing a comprehensive intellectual property portfolio including filing patent applications and obtaining granted patents in the United States and abroad related to our bioprocessing products that are important to our business. If we are unable to obtain or maintain patent protection with respect to a product we may develop, or if the scope of the patent protection secured is not sufficiently broad, our competitors could develop and commercialize products and technology similar or identical to ours and our ability to commercialize that product candidate may be adversely affected.

The patent prosecution process is expensive, time-consuming, and complex, and we may not be able to file, prosecute, maintain, enforce, or license all necessary or desirable patent applications at a reasonable cost or in a timely manner. In addition, we may not pursue or obtain patent protection in all relevant markets. It is also possible that we will fail to identify patentable aspects of our research and development output in time to obtain patent protection. Although we enter into non-disclosure and confidentiality agreements with parties who have access to confidential or patentable aspects of our research and development output, such as our employees, corporate collaborators, outside scientific collaborators, contract manufacturers, consultants, advisors, and other third parties, any of these parties may breach the agreements and disclose such output before a patent application is filed, thereby jeopardizing our ability to seek patent protection. In addition, our ability to obtain and maintain valid and enforceable patents depends on whether the differences between our inventions and the prior art allow our inventions to be patentable over the prior art. Furthermore, publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. Therefore, we cannot be certain that we were the first to make the inventions claimed in our patents or pending patent applications, or that we were the first to file for patent protection of such inventions.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

Our registered or unregistered trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks and trade names, which we need to build name recognition among potential partners or customers in our markets of interest. At times, competitors or other third parties may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively and our business may be adversely affected. Our efforts to enforce or protect our proprietary rights related to trademarks, trade secrets, domain names, copyrights or other intellectual property may be ineffective and could result in substantial costs and diversion of resources and could adversely affect our business, financial condition, results of operations and growth prospects.

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If we lose the services of key management personnel, we may not be able to execute our business strategy effectively.

Our future success depends in a large part upon the continued service of key members of our senior management team The loss of services from any of Ms. Helena Santos, the Company’s President and Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer, Mr. Robert Nichols, the President of the Company’s Genie Products Division of the Benchtop Laboratory Equipment Operations, Mr. Karl Nowosielski, the President of the Torbal Products Division of the Benchtop Laboratory operations, Mr. Daniel Donadille, the Chief Executive Officer and President of the Bioprocessing Systems Operations, or Mr. John A. Moore, the Company’s Chairman, or any material expansion of the Company’s operations could place a significant additional strain on the Company’s limited management resources and could be materially adverse to the Company’s operating results and financial condition.

If we lose one or more of our key employees, our ability to implement our business strategy successfully could be seriously harmed. Furthermore, replacing key employees may be difficult and may take an extended period of time because of the limited number of individuals in our industry with the breadth of skills and experience required to develop, gain marketing approval of and commercialize products successfully.

We rely on highly skilled personnel and, if unable to retain, fully utilize or hire additional qualified personnel, we may not be able to grow effectively.

Our performance is largely dependent on the talents and efforts of highly skilled individuals. The future success depends on the continued ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of the organization. Competition in the industry for qualified employees is intense, and it is likely that certain competitors will directly target some of our employees. The continued ability to compete effectively depends on the ability to retain and motivate existing employees.

Management may also need to hire additional qualified personnel with expertise in the bioprocessing sector, including with respect to research and testing, formulation and manufacturing and sales and marketing. We compete for qualified individuals with numerous biopharmaceutical companies and other emerging entrepreneurial companies, as well as universities and research institutions. Competition for such individuals is intense, and we may not be able to successfully recruit or retain such personnel. Attracting and retaining qualified personnel will be critical to our success.

Our Company’s future depends heavily on international operations.

The Company’s Bioprocessing Systems Operations is substantially operated out of Germany with the management and the majority of research, manufacturing, marketing, accounting, and administration functions located in its Baesweiler, Germany facility. As a result, the Company’s Bioprocessing Systems Operations is physically located in a different geographical location which could pose inherent risks in systems of internal controls, and is subject to various laws and regulations that differ from those of the parent company in the U.S.

We may not successfully manage any experienced growth.

Our success will depend upon the expansion of our operations and the effective management of any such growth will place a significant strain on management and on administrative, operational and financial resources. To manage any such growth, management must expand the facilities, augment operational, financial and management systems, and hire and train additional qualified personnel. If management is unable to manage our growth effectively, our business would be harmed.

Our growth strategy is based on certain assumptions as to the bioprocessing market.

We believe that the worldwide bioprocess development technologies total available market is approximately $26 billion1,2, with a serviceable addressable share for our bioprocessing products of $2.1 billion1,2. Our estimates of the TAM and SAM for our products under development are based on a number of internal and third-party estimates, as well as assumed prices at which we can sell our future products. While we believe our assumptions and the data underlying our estimates are reasonable, these assumptions and estimates may not be correct and the conditions supporting our assumptions or estimates may change at any time, thereby reducing the predictive accuracy of these underlying factors. As a result, our estimates of the annual total addressable market for our product candidates may prove to be incorrect. If the price at which we can sell future products, or the annual total addressable market for our product candidates is smaller than we have estimated, it could have an adverse impact on our business.

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(1)	Jessica Merrill, “The Next Big Patent Cliff Is Coming, And Time Is Running Out To Pad The Fall”, Pharma Intelligence UK Limited, a Citeline company, April 2022.

(2)	Estimated on the basis of: Hillary Dukart, Laurie Lanoue, Mariel Rezende, Paul Rutten, “Emerging from disruption: The future of pharma operations strategy”, McKinsey & Company, October 2022.

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Dependence on major customers.

Although the Company does not depend on any one single major customer, for the three months ending March 31, 2025, two customers accounted for approximately 10% or more of the Company’s total revenue.  In addition, sales to the top three Benchtop Laboratory Equipment operations customers accounted for a combined aggregate of 24% and 18% of the segment’s total sales for the year ended December 31, 2024 and 2023, respectively.

No representation can be made that the Company will be successful in retaining any of these customers, or not suffer a material reduction in sales, either of which could have an adverse effect on future operating results of the Company.

One benchtop laboratory equipment product accounts for a substantial portion of revenues.

The Company has a limited number of Benchtop Laboratory Equipment products with one product, the Vortex-Genie 2 Mixer, accounting for approximately 36% for the quarter ended March 31, 2025 and 38% and 36% of Benchtop Laboratory Equipment sales, for the year ended December 31, 2024 and 2023, respectively.

The Company is a small participant in each of the industries in which it operates.

The Benchtop Laboratory Equipment industry is a highly competitive mature industry. Although the Vortex-Genie 2 Mixer is widely accepted, the annual sales of the Benchtop Laboratory Equipment products ($9,022,800 and $9,745,400 for the years ended December 31, 2024 and 2023, respectively) are significantly lower than the annual sales of many of its competitors in the industry. The principal competitors are substantially larger with much greater financial, production and marketing resources than the Company. There are constant new entrants into the vortex mixer market, including those offering products imported from China, which the Company is unable to compete with on price. The Torbal line of products is also a small market participant in its industry with significant competition from well-known brands.

The Company’s Bioprocessing Systems operations is a participant in the laboratory-scale sector of the larger bioprocessing products industry, which is dominated by several companies that are significantly larger, and the Company’s bioprocessing operations are still in the start-up phase of operations.

The Company’s ability to grow and compete effectively depends in part on its ability to develop and effectively market new products.

The Company continuously invests in the development and marketing of new Benchtop Laboratory Equipment products, including the Torbal line of products, with a view to increase revenues and reduce the Company’s dependence on sales of the Vortex-Genie 2 Mixer.  However, gross revenues derived from non-Vortex-Genie Benchtop Laboratory Equipment products including Torbal products amounted to $5,538,000 (61% of the segment sales and 51% of total revenues) for the year ended December 31, 2024, and $6,190,800 (64% of the segment sales and 56% of total revenues) for the year ended December 31, 2023.The segment’s ability to compete will depend upon the Company’s success in continuing to develop and market new laboratory equipment and scales as to which no assurance can be given.

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The Company relies heavily on distributors and their catalogs to market the majority of its Benchtop Laboratory Equipment Genie products. Accordingly, sales of new products are heavily dependent on the distributors’ decisions whether to include and retain a new product in their catalogs and on their websites. It may be at least 24 to 36 months between the completion of development of a product and the distribution of the catalog in which it is first offered; furthermore, not all distributors feature the Company’s products in their catalogs.

The success of the Company’s Bioprocessing Systems operations will depend heavily on its ability to successfully develop, produce, and market new products. Commencing in the last quarter of fiscal year ended June 30, 2019, the Company began to commit substantial resources to its Bioprocessing Systems operations in the form of employees, materials, supplies, marketing, and facilities to accelerate its product development efforts and marketing activities. Bioprocessing products are of a complex nature in an industry that the Company has not traditionally operated in and have taken much longer to develop than previously anticipated. In addition, they will be subject to beta testing and adoption by end users, which could result in design and/or production changes which could further delay development time. On April 29, 2021, the Company acquired Aquila in an effort to accelerate development of its bioprocessing products. The Company continues to incur substantial product development and sales and marketing costs related to its Bioprocessing Operations.

No assurance can be given that the Company will be successful with its new product development or that its sales and marketing programs will be sufficient to develop additional commercially feasible products which will be accepted by the marketplace, or that any distributor will include or retain any new Company products in its catalogs and websites.

Exchange rates — The Company is exposed to foreign exchange rate risk.

Substantially all of the Company’s sales are in US dollars. As a result of the acquisition of Aquila in April 2021, the Company is subject to foreign exchange rate risk, both transactional and translational, which may negatively affect our financial performance. Transactional foreign exchange exposures result from exchange rate fluctuations, including in respect of the U.S. dollar and the Euro. Translational foreign exchange exposures result from exchange rate fluctuations in the conversion of the entity’s functional currency to U.S. dollars, consistent with the Company’s reporting currency, and may affect the reported value of the Company’s assets and liabilities and its income and expenses. In particular, the Company’s translational exposure may be impacted by movements in the exchange rate between the Euro against the U.S. dollar.

The Company may be subject to general economic, political and social factors.

Orders for the Company’s products depend in part, on the customer’s ability to secure funds to finance purchases, especially government funding for research activities. Availability of funds can be affected by budgetary constraints. Factors including a general economic recession, a European crisis, slowdown in Asian economies, or a major terrorist attack may have a negative impact on the availability of funding including government or academic grants to potential customers.

Sales to overseas customers, including sales in China, accounted for approximately 24% for the quarter ended March 31, 2025 and 39% and 34% of the Company’s net revenues for the year ended December 31, 2024 and 2023, respectively. The high value of the U.S. dollar relative to foreign currencies can have a negative impact on sales because the Company’s products, which are paid in U.S. dollars, become more expensive to overseas customers. In addition, tariffs imposed by importing countries outside the U.S.  may also have a negative impact on the total cost of our products overseas.

Higher material and transportation costs over the last few years has resulted in significantly higher costs for some of the Company’s components. Such increased costs could have a negative effect on the Company’s future gross margins, if the Company is unable to pass such cost increases to its customers.

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The Company is heavily dependent on outside suppliers for the components of its products.

The Company purchases most of its components from outside suppliers and relies on a few suppliers for some components, mostly due to cost considerations. Most of the Company’s suppliers, including its U.S. vendors, produce the components directly or indirectly in overseas factories, and orders are subject to long lead times and potential other risks related to production in a foreign country, such as current and potential future tariffs. To minimize the risk of supply shortages, the Company keeps more than normal quantities on hand of the critical components that cannot easily be procured or, where feasible and cost effective, purchases are made from more than one supplier. However, alternate suppliers are not always feasible for various reasons including complexity and cost of toolings. A shortage of components or vendor inability to deliver due to shipping and cargo issues could halt production and have a material negative effect on the Company’s operations.

The Company’s ability to compete depends in part on its ability to secure and maintain proprietary rights to its products.

The Company has no patent protection for its principal Benchtop Laboratory Equipment product, the Vortex-Genie 2 Mixer, or the Torbal products other than the VIVID pill counter, and it has limited patent protection on a few other Benchtop Laboratory Equipment products. There are several competitive products available in the marketplace possessing similar technical specifications and design.

As discussed above in detail, the Company’s Bioprocessing Operations through its Aquila division holds several patents in Europe and the US related to its products and underlying technology and has several patent applications pending in Europe and the United States of America, and sublicenses from third parties on a regular basis additional technology needed for its product development.

There can be no assurance that any patent issued or licensed to the Company provides or will provide the Company with competitive advantages or will not be challenged by third parties. Furthermore, there can be no assurance that others will not independently develop similar products or design around the Company’s patents. Any of the foregoing activities could have a material adverse effect on the Company. Moreover, enforcement by the Company of its patent or license rights may require substantial litigation costs.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on, among other factors, our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Any return to stockholders will therefore be limited to the appreciation in the value of their stock, if any.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any documents we incorporate by reference herein may contain “forward-looking statements” (within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical facts contained in or incorporated by reference into this prospectus, including statements regarding the timing of our clinical trials, our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The Company and its representatives may from time to time make written or oral forward-looking statements with respect to the Company’s annual or long-term goals, including statements contained in its filings with the Securities and Exchange Commission (“SEC”) and in its reports to stockholders.

The words or phrases “will likely result”, “will be”, “will”, “are expected to”, “will continue to”, “is anticipated”, “estimate”, “project” or similar expressions identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our current estimates and assumptions and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus, the documents incorporated by reference herein, and the documents filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

DESCRIPTION OF PRIVATE PLACEMENT

We have issued and sold shares of our Common Stock and warrants to purchase our Common Stock in a private placement pursuant to a Securities Purchase Agreement dated April 18, 2025 (the “2025 Private Placement”).

2025 Private Placememt

On April 18, 2025, we entered into a Securities Purchase Agreement (the “2025 Securities Purchase Agreement”) with certain investors (each an “Investor” and collectively, the “Investors”) pursuant to which the Investors purchased, for a total consideration of $1,550,000, an aggregate of 1,550,000 Units, comprising either (i) 1,050,000 shares of the Company’s Common Stock, par value $.05 per share (“Common Stock”), and warrants (the “Common Warrants”) to purchase 1,050,000 shares of Common Stock, or (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase 500,000 shares of Common Stock and Common Warrants  purchase 500,000 shares of Common Stock,.

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Pre-Funded Warrants to purchase shares of Common Stock were issued in lieu of Common Stock, which are exercisable for $.0001 per share and were pre-funded by the investors.  Each of the Common Warrants is exercisable for the purchase of one share of the Company’s Common Stock at an exercise price of $1.00 per share. The Common Warrants are immediately exercisable and expire 6 months from their date of issuance.

We were required under the terms of the 2025 Securities Purchase Agreement to use reasonable efforts to prepare and file with the SEC, a registration statement covering the resale or other disposition of the shares of Common Stock and shares of Common Stock underlying the Pre-Funded Warrants and Common Warrants.  We agreed to use our best efforts to have such registration statement declared effective for a period of one (1) year following the initial date of effectiveness.

Registration Rights

We have filed the registration statement of which this prospectus is a part to fulfill certain of our contractual obligations under the 2025 Securities Purchase Agreement with respect to the registration for resale of the shares of our Common Stock and the shares of our Common Stock issuable upon the exercise of the Pre-Funded Warrants and the Common Warrants that we sold under the 2025 Securities Purchase Agreement.

We were required under the terms of the 2025 Securities Purchase Agreement to use reasonable efforts to prepare and file with the SEC, a registration statement covering the resale or other disposition of the 2025 Private Placement shares of Common Stock and the shares of our Common Stock issuable upon the exercise of the Pre-funded Warrants and the Common Warrants. We agreed to use our best efforts to have such registration statement declared to be declared effective under the Securities Act by the Commission on or before the date that is ninety (90) days after the date of the filing (or, in the event of a “full review” by the Commission, the date that is one hundred twenty (120) days after the date of the filing). We agreed to bear the expenses incurred in complying with these registration rights provisions. The 2025 Securities Purchase Agreement also includes customary indemnification provisions regarding the registration rights.

This description of the 2025 Securities Purchase Agreement and Registration Rights Agreement dated as of April 18, 2025 (the “2025 Registration Rights Agreement”)  is not complete and is qualified in its entirety by reference to each of these agreements which have been filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find Additional Information” and “Documents Incorporated by Reference.” The representations, warranties and covenants made by us in the 2025 Securities Purchase Agreement and the 2025 Registration Rights Agreement were made solely for the benefit of the parties to such agreements, including, in some cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Common Stock by the selling stockholders named in this prospectus. All proceeds from the resale of the shares of our Common Stock offered by this prospectus will belong to the selling stockholders identified in this prospectus under “Selling Stockholders.”

We will, however, receive proceeds in connection with the applicable exercise price of the Common Warrants to purchase shares of our Common Stock, unless any of such Common Warrants are exercised via cashless exercise to the extent provided for in the applicable warrant. We will use any such proceeds for ordinary course working capital needs. We have also agreed to bear all fees and expenses incident to our obligation to register shares of our Common Stock being offered by this prospectus.

MARKET FOR COMMON STOCK AND DIVIDEND POLICY

Our Common Stock is traded on the Over-the-Counter Bulletin Board under the symbol “SCND.” The last reported sale price of our Common Stock on June 20, 2025 was $0.648 per share. As of June 20, 2025, there were 268 stockholders of record of our Common Stock.

We have not declared or paid any cash dividends on our Common Stock since December 2018. We intend to retain any future earnings and do not expect to pay dividends in the foreseeable future.

SELLING STOCKHOLDERS

The Common Stock being offered by the selling stockholders are those previously issued and issuable to the selling stockholders upon exercise of warrants to purchase shares of our Common Stock. For additional information regarding the issuances of those shares of Common Stock and warrants, see “Description of Private Placement”. We are registering the shares of Common Stock in order to permit the selling stockholders to offer the shares for resale or other disposition from time to time. In addition to the ownership of the shares of our Common Stock and warrants to purchase shares of our Common Stock that is the subject of this prospectus, certain of the selling stockholders have had material relationships with us within the past three years as disclosed in this prospectus and described below under “Relationships with Certain Selling Stockholders.”

The table below sets forth information as of the date of this prospectus, to our knowledge, the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of Common Stock held by the selling stockholders. The second column lists the number of shares of Common Stock beneficially owned by the selling stockholders, as of June 20, 2025. The third column lists the maximum number of shares of Common Stock that may be sold or otherwise disposed of by the selling stockholders pursuant to the registration statement of which this prospectus forms a part. The selling stockholders may sell or otherwise dispose of some, all or none of their shares. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares of our Common Stock as to which a stockholder has sole or shared voting power or investment power, and also any shares of our Common Stock which the stockholder has the right to acquire within 60 days. The percent of beneficial ownership for the selling stockholders is based on 11,553,599 shares of Common Stock outstanding as of the date of this prospectus.

The shares of Common Stock being covered hereby may be sold or otherwise disposed of from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholders. After the date of effectiveness, the selling stockholders may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of their Common Stock.

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Unless otherwise noted below, the address of each selling stockholder listed on the table is c/o Scientific Industries, Inc., 80 Orville Drive, Suite 102, Bohemia, New York 11716.

	Shares Beneficially Owned as of the Prospectus			Shares Offered by the Prospectus		Shares Beneficially Owned After the Offering
Investor Name	No. of Shares		Percent	No. of Shares		No. of Shares		Percent
21 APRIL FUND, L.P.	920,526	[1]	7.65%	158,000	[2]	762,526	[3]	6.38%
21 APRIL FUND, LTD.	2,044,500	[4]	16.24%	342,000	[5]	1,702,500	[6]	13.71%
AG FAMILY LP	583,123	[7]	4.95%	100,000	[8]	483,123	[9]	4.12%
BRIAN L PESSIN & DIANA S PESSIN JT TEN	200,000	[10]	1.72%	200,000	[11]	-	[12]	-%
BRUCE CONWAY	320,550	[13]	2.74%	100,000	[14]	220,550	[15]	1.89%
JOHN A. MOORE TTE, JOHN A. MOORE REVOCABLE TRUST DTD 12/8/1998	591,472	[16]	4.93%	70,000	[17]	521,472	[18]	4.36%
JOHN NICOLS	120,778	[19]	1.04%	30,000	[20]	90,778	[21]	0.78%
LYTTON-KAMBARA FOUNDATION	2,565,679	[22]	19.14%	1,000,000	[23]	1,565,679	[24]	12.62%
IRA FBO NORMAN H PESSIN PERSHING AS	440,000	[25]	3.74%	440,000	[26]	-	[27]	-%
NORTH RUN - DUE NORTH PARTNERS, LP	1,905,000	[28]	15.09%	300,000	[29]	1,605,000	[30]	12.87%
TOMSAT INVESTMENT & TRADING	382,512	[31]	3.26%	150,000	[32]	235,512	[33]	2.00%
WARBERG WF XII LP	190,000	[34]	1.63%	190,000	[35]	-	[36]	-%
MICHAEL BLECHMAN	57,186	[37]	0.49%	20,000	[38]	37,186	[39]	0.32%

	10,321,326			3,100,000		7,221,326

Total Common Stock Outstanding: 11,553,599

____________________________

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1 Includes 476,175 shares issuable upon exercise of warrants

2 Includes 79,000 shares issuable upon exercise of warrants

3 Includes 397,175 shares issuable upon exercise of warrants

4 Includes 1,035,500 shares issuable upon exercise of warrants

5 Includes 171,000 shares issuable upon exercise of warrants

6 Includes 864,500 shares issuable upon exercise of warrants

7 Includes 226,674 shares issuable upon exercise of warrants

8 Includes 50,000 shares issuable upon exercise of warrants

9 Includes 176,674 shares issuable upon exercise of warrants

10 Includes 100,000 shares issuable upon exercise of warrants

11 Includes 100,000 shares issuable upon exercise of warrants

12 Includes 0 shares issuable upon exercise of warrants

13 Includes 145,650 shares issuable upon exercise of warrants

14 Includes 50,000 shares issuable upon exercise of warrants

15 Includes 95,650 shares issuable upon exercise of warrants

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16 Includes 100,556 shares issuable upon exercise of warrants and options to purchase 351,134 shares

17 Includes 35,000 shares issuable upon exercise of warrants

18 Includes 65,556 shares issuable upon exercise of warrants and options to purchase 351,134 shares

19 Includes 30,000 shares issuable upon exercise of warrants and options to purchase 60,778 shares

20 Includes 15,000 shares issuable upon exercise of warrants

21Includes 15,000 shares issuable upon exercise of warrants and options to purchase 60,778 shares

22 Includes 1,851,893 shares issuable upon exercise of warrants

23 Includes 1,000,000 shares issuable upon exercise of warrants

24 Includes 851,893 shares issuable upon exercise of warrants

25 Includes 220,000 shares issuable upon exercise of warrants

26 Includes 220,000 shares issuable upon exercise of warrants

27 Includes 0 shares issuable upon exercise of warrants

28 Includes 1,070,000 shares issuable upon exercise of warrants

29 Includes 150,000 shares issuable upon exercise of warrants

30 Includes 920,000 shares issuable upon exercise of warrants

31 Includes 165,837 shares issuable upon exercise of warrants

32 Includes 75,000 shares issuable upon exercise of warrants

33 Includes 90,837 shares issuable upon exercise of warrants

34 Includes 95,000 shares issuable upon exercise of warrants

35 Includes 95,000 shares issuable upon exercise of warrants

36 Includes 0 shares issuable upon exercise of warrants

37 Includes 10,000 shares issuable upon exercise of warrants

38 Includes 10,000 shares issuable upon exercise of warrants and options to purchase 37,186 shares

39 Includes 37,186 shares issuable upon exercise of options

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Relationship with Certain Selling Stockholders

Michael Blechman

Michael Blechman has been a director since April 2024.

John A. Moore

John A. Moore was elected to the Company’s Board of Directors on January 23, 2019, and became the Chairman of the Board of Directors on January 29, 2020.

John Nicols

John Nicols has been a Director of the Company since March 4, 2024.

DESCRIPTION OF COMMON STOCK

The following description of our Common Stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of our Common Stock that the selling stockholders may offer under this prospectus. It may not contain all the information that is important to you. For the complete terms of our Common Stock, please refer to our amended certificate of incorporation and our amended and restated bylaws, which are incorporated by reference into the registration statement which includes this prospectus. The Delaware General Corporation Law, or DGCL, may also affect the terms of our Common Stock. If we so indicate in a prospectus supplement, the terms of any security offered under that prospectus supplement may differ from the terms we describe below.

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Our amended certificate of incorporation provides for one class of common stock. Our authorized capital stock consists of 30,000,000 shares of Common Stock. As of June 20, 2025, we had outstanding 11,553,599 shares of Common Stock, held by 268 stockholders of record. As of June 20, 2025, we also had outstanding options to acquire 2,195,021 shares of our Common Stock with a weighted average exercise price of $3.15 per share. In addition, as of June 20, 2025, there were warrants outstanding for the purchase of an aggregate of 10,282,510 shares of Common Stock with a weighted average exercise price of $2.95 per share. Further, as of June 20, 2025, 104,274 shares of our Common Stock are available for issuance pursuant to awards made under the Scientific Industries, Inc. 2022 Stock Option Plan, as amended.

Voting Rights

Under our amended certificate of incorporation, each share of our Common Stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of our Common Stock are entitled to vote. Our Common Stock votes as a single class on all matters relating to the election and removal of directors on our board of directors and as provided by law. Holders of our Common Stock do not have cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our board of directors and as otherwise provided in our amended certificate of incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the votes entitled to be cast by all shares of our Common Stock.

Dividends

The holders of our Common Stock will be entitled to share equally, identically and ratably in any dividends that our board of directors may determine to issue from time to time. We have not paid cash dividends on our Common Stock since December 14, 2018. We do not anticipate paying periodic cash dividends on our Common Stock for the foreseeable future. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as the board of directors deems relevant.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our Common Stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of our debts and other liabilities.

Other Rights

Our stockholders have no preemptive, conversion or other rights to subscribe for additional shares of our Common Stock. All outstanding shares of our Common Stock are, and all shares of our Common Stock offered by this prospectus will be, when sold, validly issued, fully paid and nonassessable. The rights, preferences and privileges of the holders of our Common Stock will be subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Listing

Our Common Stock is listed on the Over-the-Counter Bulletin Board under the symbol “SCND.”

Transfer Agent and Registrar

The transfer agent for our Common Stock is Continental Stock Transfer & Trust Company. Its address is 1 State Street, New York, New York 10004.

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Certain Effects of Authorized but Unissued Stock

We have shares of Common Stock available for future issuance without stockholder approval. We may issue these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions or for payment as a dividend on our capital stock.

Anti-Takeover Effects of Provisions of Our Charter Documents

Our amended certificate of incorporation provides for our board of directors to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of our Common Stock outstanding will be able to elect all of our directors. Our amended certificate of incorporation and amended and restated bylaws provide that only our board of directors, president or secretary of the holders of 66 2/3% in interest of the stockholders entitled to vote may call a special meeting of stockholders.

Our amended certificate of incorporation also provides that a “Subject Transaction” with a “Related Party” requires the approval of the holders of 80% of the Company’s voting stock, unless (i) the Subject Transaction is approved by 2/3 of our Board of Directors and (ii) our stockholders receive at least $6.00 per share. A Subject Transaction is (i) a merger or consolidation of the Company, (ii) the sale, lease, exchange, transfer or other disposition of all or substantially all the assets of the Company, or (ii) the sale, lease, exchange, transfer or other disposition of any assets to the Company in exchange for voting securities, unless (i) the value of such assets is less than $1,000,000 (ii) the voting securities issued by the Company constitute less than 20% of the aggregate voting securities of the Company. A Related Person is a stockholder (or group of stockholders that are required under the Securities Exchange Act of 1934, as amended, to file a Form 13D or Form 13G) that is the beneficial owner of 5% or more of the voting securities of the Company.

These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our Common Stock that could result from actual or rumored takeover attempts.

Anti-Takeover Effects of Provisions of Delaware Law

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

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In general, Section 203 defines business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Limitation of Liability and Indemnification

We have adopted provisions in our amended certificate of incorporation that limit or eliminate the liability of our directors for monetary damages for breach of their fiduciary duties, except for liability that cannot be eliminated under the DGCL. Section 102(b)(7) of the DGCL, provides that a corporation may, in its original certificate of incorporation or an amendment thereto, eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions or (4) for any transaction from which a director derived an improper personal benefit. Accordingly, our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except with respect to the following:

●	any breach of their duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

●	any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission. If Delaware law is amended to authorize the further elimination or limiting of director liability, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law as so amended.

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Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

Our amended certificate of incorporation and our amended and restated bylaws provide that we shall indemnify our directors and executive officers and shall indemnify our other officers and employees and other agents to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether our bylaws would permit indemnification.

In addition, we have entered and intend to continue to enter into separate indemnification agreements with certain of our directors and executive officers that are, in some cases, broader than the specific indemnification provisions provided by Delaware law and our charter documents, and may provide additional procedural protection. These agreements will require us, among other things, to:

●	indemnify officers and directors against certain liabilities that may arise because of their status as officers and directors;

●	advance expenses, as incurred, to officers and directors in connection with a legal proceeding subject to limited exceptions; and

●	cover officers and directors under any general or directors’ and officers’ liability insurance policy maintained by us.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition, we maintain standard policies of insurance under which coverage is provided to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provisions or otherwise as a matter of law.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of Common Stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or brokerdealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of Common Stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

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We are required to pay all fees and expenses incident to the registration of the shares of Common Stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of Common Stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of Common Stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of Common Stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of Common Stock, they will be subject to the prospectus delivery requirements of the Securities Act.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1034, as amended, may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement and (2) one year from the date of this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Forward-Looking statements.

The following discussion and analysis should be read in conjunction with our consolidated financial statements for the Quarter ended March 31, 2025 and the year ended December 31, 2024 and 2023, and the related notes thereto, which have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). Certain statements contained in this report are not based on historical facts but are forward-looking statements that are based upon various assumptions about future conditions. Actual events in the future could differ materially from those described in the forward-looking information. Numerous unknown factors and future events could cause such differences, including but not limited to, product demand, market acceptance, success of marketing strategy, success of expansion efforts, impact of competition, adverse economic conditions, and other factors affecting the Company’s business that are beyond the Company’s control, which are discussed elsewhere in this report. Consequently, no forward-looking statement can be guaranteed. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Overview.

Scientific Industries, Inc., a Delaware corporation (“SI” and along with its subsidiaries, the “Company”, “we”, “our”), is engaged in the design, manufacture, and marketing of standard benchtop laboratory equipment (“Benchtop Laboratory Equipment”), and through its wholly-owned subsidiary, Scientific Bioprocessing Holdings, Inc., a Delaware corporation (“SBHI”), the design, manufacture, and marketing of bioprocessing systems and products (“Bioprocessing Systems”). SBHI has two wholly-owned subsidiaries – Scientific Bioprocessing, Inc., a Delaware corporation (“SBI”), and aquila biolabs GmbH, a German corporation (“Aquila”). The Company’s products are used primarily for research purposes by universities, pharmaceutical companies, pharmacies, national laboratories, medical device manufacturers, and other industries performing laboratory-scale research. The Company’s results reflect those of the Benchtop Laboratory Equipment Operations and the Bioprocessing Systems Operations and its corporate operation.

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Results of Operations

For The Three Months Ended March 31, 2025

The Company realized a loss from continuing operations before income tax expense of $1,778,500 for the three months ended March 31, 2025 compared to a $2,051,600 loss from continuing operations before income tax expense for the three months ended March 31, 2024, primarily due to cost cutting initiatives in the Bioprocessing Systems Operations segment which were initiated at the beginning of the second quarter of the fiscal year ended December 31, 2024 (“fiscal 2024”).

Revenue

Net revenues for the three months ended March 31, 2025 decreased $77,000 (3.1%) to $2,406,500 from $2,483,500 for the three months ended March 31, 2024, primarily due to a $182,600 decrease in the Bioprocessing Systems Operations revenues, which was offset by an increase of $105,600 in the Benchtop Laboratory Equipment Operations in both sales of Genie and Torbal divisions’ products.

Gross Profit

The gross profit percentage for the three months ended March 31, 2025, and 2024, was 42.2% and 41.9%, respectively. The increase is due primarily to higher gross margin percentage in the Bioprocessing Systems Operations.

General and administrative

General and administrative expenses for the three months ended March 31, 2025, and 2024, were $1,251,300 and $1,521,800, respectively. The decrease of $270,500 (17.8%) is due primarily to decreased employee-related costs associated with a reduction in force in the Bioprocessing Systems Operations during the second quarter of fiscal 2024.

Selling

Selling expenses for the three months ended March 31, 2025 and 2024, were $924,200 and $897,800, respectively. The increase of $26,400 (2.9%) is due primarily to commissions incurred by the Laboratory Equipment Operations.

Research and development

Research and development expenses for the three months ended March 31, 2025, and 2024, were $652,000 and $710,700, respectively. The decrease of $58,700 (8.3%) is due primarily to the reduction of research and development expenditures in the Bioprocessing Systems Operations.

Other income, net

Other income, net, for the three months ended March 31, 2025 and 2024, were $32,400 and $37,900, respectively. The decrease is due primarily to the decrease in interest income.

Income tax

Income tax for the three months ended March 31, 2025, and 2024, was $0 and $0, respectively. The Company maintains a full valuation allowance of $10,512,500 against its consolidated net deferred tax asset as the Company determined the net deferred tax assets, which includes net operating loss carry-forwards and other tax credits, are not more likely than not to be realized in the future.

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 Liquidity and Capital Resources

Our primary sources of liquidity are existing cash and cash equivalents, and cash generated from operating activities of the Benchtop Laboratory Equipment Operations. We assess our liquidity in terms of our ability to generate cash to fund our short and long-term cash requirements. For the three months ending March 31, 2025, the Company generated negative cash flows from operations of $1,331,300 and has an accumulated deficit of $35,709,900 as of March 31, 2025. We believe that our operating cash flow derived primarily from the Benchtop Laboratory Operations, our cash and investment securities on hand, the availability of our line of credit and latest financing efforts are not sufficient to fund our cash requirements over the next twelve months. The accompanying unaudited condensed financial statements do not include any adjustments related to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The following table discloses our cash flows for the periods presented:

	For the three months ended March 31,
	2025	2024
Net cash used in operating activities	$(1,331,100)	$(1,565,100)
Net cash provided in investing activities	1,204,000	480,600
Net cash provided in financing activities	-	645,700
Effect of changes in foreign currency exchange rates	9,300	(5,600)
Decrease in cash and cash equivalents	(117,800)	(444,400)

Net cash used in operating activities was $1,331,100 for the three months ended March 31, 2025 compared to $1,565,100 for the three months ended March 31, 2024. The net change of $234,000 is primarily due to a lower net loss in March 31, 2025.

Net cash provided by investing activities was $1,204,000 for the three months ended March 31, 2025 compared to $480,600 provided in the three months ended March 31, 2024. The net increase of $723,400 is primarily due to the net redemption of investment securities in the three months ended March 31, 2025.

Net cash provided by financing activities was zero for the three months ended March 31, 2025 compared to $645,700 for the three months ended March 31, 2024. The net change of $645,700, is primarily due to the issuance of Common Stock in the three months ended March 31, 2024.

Results of Operations

For The Twelve Months Ended December 31, 2024 and 2023

The Company’s results are from the Benchtop Laboratory Equipment operations and the Bioprocessing Systems operations. The Company realized a loss from continuing operations of $6,445,400 for the year ended December 31, 2024 compared to $9,089,800 for the year ended December 31, 2023. The decrease in the loss from continuing operations for the year ended December 31, 2024 compared to year ended December 31, 2023 is primarily due to decreased expenses resulting from operating cost reductions mostly in the Bioprocessing Systems Operations segment compared to the prior year period

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Revenue

Net revenues for the year ended December 31, 2024 decreased $398,900 (3.6%) to $10,712,600 from $11,111,500 for the year ended December 31, 2023, reflecting an increase of approximately $323,700 in net revenues from the Bioprocessing Systems products derived principally from the new DOTS MPS product introduced during the year ended December 31, 2024, and a decrease of $722,600 from the Benchtop Laboratory Equipment operations. The reduced net revenue from the Benchtop Laboratory Equipment Operations resulted primarily from decreased sales of the Torbal division, with net revenue of Torbal and VIVID brand products decreasing to $3,107,300 in the year ended December 31, 2024, compared to $3,568,700 in the prior year, due principally to reduced VIVID pill counter sales resulting primarily from the new regulations related to pharmacy direct and indirect renumeration fees “DIR fees” charged by pharmacy benefit managers, which caused financial hardships and cash flow challenges for the independent pharmacy market in the beginning of 2024. The Genie division sales decreased by approximately 4% due to overall market softness in demand for laboratory equipment.

Gross Profit

The gross profit percentage for the year ended December 31, 2024 decreased to 44.2% from 45.9% for the year ended December 31, 2023, due primarily to increased cost of materials, labor, and fixed overhead for the Benchtop Laboratory Equipment Operations.

 General and administrative

General and administrative expenses for the year ended December 31, 2024 decreased by $595,200 (11.0%) to $4,822,700 compared to $5,417,900 for the year ended December 31, 2023 due to decreased non-cash stock-based compensation expenses in conjunction with the strategic operational plan for the Bioprocessing Systems Operations implemented in the first and second quarter of the year ended December 31, 2024.

 Selling

Selling expenses for the year ended December 31, 2024 decreased by $1,734,800 (32.3%) to $3,643,000 from $5,377,800 for the year ended December 31, 2023, primarily due to the decreased non-cash stock-based compensation expenses and reduction of sales and marketing employees in conjunction with the strategic operational plan for the Bioprocessing Systems Operations implemented in the first and second quarters of the year ended December 31, 2024.

Research and development

Research and development expenses for the year ended December 31, 2024 decreased by $660,100 (18.5%) to $2,906,100 from $3,566,200 for the year ended December 31, 2023, due to cost reductions by the Bioprocessing Systems Operations in conjunction with cost savings initiatives, and the reduction of research and development expenditures related to the completion of a new VIVID automated pill counter in the Benchtop Laboratory Equipment Operations as compared to the prior year period.

Other income (net)

Total other income (expense), net for the year ended December 31, 2024 and 2023 was $192,800 and $170,100, respectively. The increase was due primarily to increased interest income earned from investment securities.

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Income Tax

The Company reflected income tax expense for continuing operations of $0 for the year ended December 31, 2024 and 2023, respectively. The Company maintains a full valuation allowance of $9,839,400 against the consolidated net deferred tax asset as the Company determined the net deferred tax assets which includes net operating loss carry-forwards and other tax credits, are more likely not to be realized in the future. In the event in the future the Company changes the determination as to the amount of deferred tax assets that can be realized, the Company will adjust the valuation allowance with a corresponding impact to the provision for income taxes in the period in which such determination is made.

As a result of the foregoing, the Company recorded a reduced loss from continuing operations of $6,445,400 for the year ended December 31, 2024 compared to a loss from continuing operations of $9,089,800 for the year ended December 31, 2023.

The Company reflected net gain from discontinued operations of $0 and $3,300 for the years ended December 31, 2024 and 2023, respectively.

As a result of the above, the Company recorded a net loss of $6,445,400 for the year ended December 31, 2024 compared to a net loss of $9,086,500 for the year ended December 31, 2023

Liquidity and Capital Resources.

Cash and cash equivalents decreased by $208,200 to $587,900 as of December 31, 2024 from $796,100 as of December 31, 2023, primarily due to continued operating costs of the Bioprocessing Systems operations and increased corporate overhead. For the year ended December 31, 2024, the Company generated negative cash flows from operations of $3,683,500 and had an accumulated deficit of $33,930,500 as of December 31, 2024.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management has developed a strategic plan to secure such resources for the Company which may include capital from management and significant shareholders sufficient to meet its operating expenses and third-party equity and/or debt financing and exploring the sale of certain assets. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans

The Consolidated Financial Statements do not include any adjustments that might result from the outcome of this uncertainty. Accordingly, the Consolidated Financial Statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Net cash used in operating activities was $3,683,500 for the year ended December 31, 2024 and $6,155,000 for the year ended December 31, 2023. The decrease is primarily due to decreased operational costs from the Bioprocessing Systems operations and Corporate overhead in the current year period.

Net cash provided or (used) by investing activities was $2,866,000 for the year ended December 31, 2024 compared to $(735,100) for the year ended December 31, 2023. The increase is primarily due to an increase in redemption of investment securities for use in general operations in the current year period.

Net cash provided by financing activities was $645,700 for the year ended December 31, 2024 compared to $5,751,200 for the year ended December 31, 2023. The decrease is primarily due to the prior period $5,751,200 net proceeds from the issuance of Common Stock and warrants compared to the current period $645,700 net proceeds from the issuance of Common Stock and warrants.

Critical Accounting Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires us to make judgments, assumptions, and estimates that affect the amounts reported in the consolidated financial statements and accompanying notes. “Note 2-Summary of significant accounting policies” to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2024 (“2024 Form 10-K”) describes the significant accounting policies and methods used in the preparation of the consolidated financial statements. Our critical accounting estimates are identified in Management’s Discussion and Analysis of Financial Condition and Results of Operations in Part II, Item 7 of our fiscal 2024 Form 10-K. Such accounting policies and estimates require significant judgments and assumptions to be used in the preparation of the consolidated financial statements, and actual results could differ from our assumptions and estimates, and such differences could be material.

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LEGAL MATTERS

The validity of the shares of Common Stock offered in this prospectus is being passed upon for us by Reitler Kailas & Rosenblatt LLP, New York, New York.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Exchange Act and we therefore file periodic reports, proxy statements and other information with the SEC relating to our business, financial statements and other matters. The reports, proxy statements and other information we file may be inspected and copied at prescribed rates at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.This prospectus constitutes part of a registration statement on Form S-1 filed under the Securities Act with respect to the shares of Common Stock covered hereby. As permitted by the SEC’s rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference room and web site of the SEC referred to above. You may also access our filings with the SEC on our web site is located at http://www.scientificindustries.com. The information contained on our web site is not part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed or incorporated by reference as an exhibit to the registration statement or as an exhibit to our Exchange Act filings, each such statement being qualified in all respects by such reference.

 EXPERTS

The financial statements as of December 31, 2024 and for the year then ended incorporated by reference in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of Forvis Mazars, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements as of December 31, 2023 and for the year then ended incorporated by reference in this prospectus have been so included in reliance on the report of Mazars USA LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

This prospectus incorporates by reference the documents listed below:

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 13, 2025;

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 27, 2025;

•

our Current Reports on Form 8-K filed with the SEC on April 17, 2023, June 14, 2023, July 6, 2023, September 22, 2023, December 1, 2023, December 11, 2023, December 15, 2023, December 22, 2023, January 22, 2024, March 7, 2024, April 8, 2024, April 15, 2024, April 2, 2025, April 22, 2025, and May 21, 2025; and

•	the description of our Common Stock contained on Form 8-A, filed with the SEC approximately in December 1954, including any amendments or reports filed for the purpose of updating the description.

In addition, all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. Any statement contained in a document incorporated by reference in this prospectus or any prospectus supplement shall be deemed to be modified or superseded to the extent that a statement contained herein, therein or in any other subsequently filed document that also is incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

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We will provide to you at no cost a copy of any and all of the information incorporated by reference into the registration statement of which this prospectus is a part. You may make a request for copies of this information in writing or by telephone. Requests should be directed to:

Scientific Industries, Inc.

80 Orville Drive, Suite 102

Bohemia, New York 11716

Attn: Corporate Secretary

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

Copies of the documents incorporated by reference may also be found on our website at www.scientificindusties.com. Except with respect to the documents expressly incorporated by reference above which are accessible at our website, the information contained on our website is not a part of and should not be construed as being incorporated by reference into, this prospectus.

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1,050,000 Shares of Common Stock,

500,000 of Pre-funded Warrants

1,550,000 Shares of Common Stock are issuable upon Exercise of Warrants

PROSPECTUS

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses in connection with the issuance and distribution of the securities being registered are:

SEC Registration Fee	$474
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	20,000
Miscellaneous Fees and Expenses	500

Total	$30,974

ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, provides that a corporation may, in its original certificate of incorporation or an amendment thereto, eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions or (4) for any transaction from which a director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

Our amended certificate of incorporation as currently in effect provides for the indemnification of directors to the fullest extent permissible under Delaware law.

Our amended and restated bylaws as currently in effect provide for the indemnification of officers and directors acting on our behalf if this person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

In addition, we have entered into separate indemnification agreements with certain of our executive officers and directors. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. We intend to enter into indemnification agreements with any new directors and executive officers in the future.

We have purchased and intend to maintain insurance on behalf of us and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

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ITEM 15.RECENT SALES OF UNREGISTERED SECURITIES

The information regarding the Securities Purchase Agreements in “Description of Private Placements” is herein incorporated by reference. The securities issued pursuant to the Securities Purchase Agreements were issued pursuant to the exemption from registration provided by Section 4(a) (2) of the Securities Act.

Stock Options and Common Stock Issuances

Since January 1, 2023, the Company granted stock options under our 2022 Stock Option Plan to purchase an aggregate of 1,894,329 shares of our Common Stock, at a weighted-average exercise price of $2.19 per share, to certain employees, consultants and directors.

Since January 1, 2023, no employees exercised options under our 2022 Stock Option Plan.

Securities Act Exemptions

We deemed the grants of stock options and issuances of Common Stock upon exercise of such options described above under “—Stock Options and Common Stock Issuances” to be exempt from registration under the Securities Act in reliance on Rule 701 of the Securities Act as offers and sales of securities under compensatory benefit plans and contracts relating to compensation in compliance with Rule 701. Each of the recipients of securities in any transaction exempt from registration either received or had adequate access, through employment, business or other relationships, to information about us.

All certificates representing the securities issued in the transactions described in this Item 15 included appropriate legends setting forth that the securities had not been offered or sold pursuant to a registration statement and describing the applicable restrictions on transfer of the securities. There were no underwriters employed in connection with any of the transactions set forth in this Item 15.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

The exhibit index attached hereto is incorporated herein by reference.

(b) Financial Statement Schedules

All schedules have been omitted because the information required to be set forth in the schedules is either not applicable or is shown in the financial statements or notes thereto which have been incorporated by reference into this document.

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ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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INDEX TO EXHBIITS

Exhibit No.	Description
3(a)

Certificate of Incorporation of the Company as amended (incorporated by reference to Exhibit 1(a-1) to the Company’s General Form for Registration of Securities on Form 10 filed with the SEC on February 14, 1973)

3(b)

Certificate of Amendment of the Company’s Certificate of Incorporation, as filed on January 28, 1985 (incorporated by reference to Exhibit 3(a) to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 1985)

3(c)

By-Laws of the Company, as restated and amended (incorporated by reference to Exhibit 3(ii) to the Company’s Current Report on Form 8-K filed on January 6, 2003 and Exhibit 3(ii) to the Company’s Current Report on Form 8-K filed on December 5, 2007).

3(d)	Second Amended and Restated By-Laws of Scientific Industries, Inc. (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on August 10, 2020 and incorporated by reference thereto).
3(e)

Certificate of Amendment of the Company’s Certificate of Incorporation, as filed on June 21, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 21, 2021).

3(f)

Certificate of Amendment of the Company’s Certificate of Incorporation, as filed on December 11, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 11, 2023).

4.1	Specimen Common Stock certificate of Scientific Industries, Inc. (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-188209)).
4.2

Form of Warrants issued by the Company on June 18, 2020 to the Purchasers listed in that certain Securities Purchase Agreement dated as of June 18, 2020 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 19, 2020)

4.3

Form of Warrants issued by the Company on April 29, 2021 to the Purchasers listed in that certain Securities Purchase Agreement dated as of April 28, 2021 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2021)

4.4

Form of Warrants issued by the Company on June 18, 2021 to the Purchasers listed in that certain Securities Purchase Agreement dated as of June 18, 2021(incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 21, 2021)

4.5

Form of Warrants issued by the Company on March 2, 2022 to the Purchasers listed in that certain Securities Purchase Agreement dated as of March 2, 2022 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 2, 2022)

4.6

Form of Warrants issued by the Company on December 19, 2023, December 20, 2023 and January 17, 2024 to the Purchasers listed in that certain Securities Purchase Agreement dated as of December 13, 2023 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 15, 2023)

4.7

Registration Rights Agreement, dated as of April 29, 2021, by and among the Company and the Investors named therein (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2021)

4.8

Amendment No. 1 to Registration Rights Agreement, dated as of June 18, 2021, by and among the Company and the Investors named therein (incorporated by reference to Exhibit 4.1A to the Company’s Current Report on Form 8-K filed with the SEC on June 19, 2020)

4.9

Registration Rights Agreement, dated as of March 2, 2022, by and among the Company and the Investors named therein (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 2, 2022)

4.10	Form of Joinder Agreement (incorporated by reference to Exhibit 4.1B to the Company’s Current Report on Form 8-K filed with the SEC on June 21, 2021)
4.11

Registration Rights Agreement, dated as of December 13, 2023, by and among the Company and the Investors named therein (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 15, 2023)

4.12

Registration Rights Agreement, dated as of April 18, 2025, by and among the Company and the Investors named therein (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 25, 2025)

5.1	Opinion of Reitler Kailas & Rosenblatt LLP*
10.1

Securities Purchase Agreement, dated as of June 18, 2020, by and among the Company and the Purchasers named therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 19, 2020)

10.2

Securities Purchase Agreement, dated as of April 28, 2021 by and among the Company and the Purchasers named therein (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2021)

10.3

Securities Purchase Agreement, dated as of June 18, 2021 by and among the Company and the Purchasers named therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 21, 2021)

10.4

Securities Purchase Agreement, dated as of March 2, 2022 by and among the Company and the Purchasers named therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 2, 2022)

10.5

Securities Purchase Agreement, dated as of December 13, 2023 by and among the Company and the Purchasers named therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 15, 2023)

10.6

Form of Replacement Warrants issued on December 19, 2023, December 20, 2023 and January 17, 2024 to certain Purchasers listed in that certain Securities Purchase Agreement dated as of December 13, 2023 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 15, 2023)

10.7

Securities Purchase Agreement, dated as of April 18, 2025 by and among the Company and the Purchasers named therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 22, 2025)

10.8

Form of Warrant issued on April 18, 2025 to certain Purchasers listed in that certain Securities Purchase Agreement dated as of April 18, 2025 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 22, 2025)

10.9

Form of Pre-Funded Warrant issued on April 18, 2025 to certain Purchaser listed in that certain Securities Purchase Agreement dated as of April 18, 2025 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on April 22, 2025)

23.1	Consent of Forvis Mazars, LLP **
23.2	Consent of Mazars USA LLP**
23.3	Consent of Reitler Kailas & Rosenblatt LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on the signature page of this Registration Statement)
107	Filing Fee Table**

*	To be filed by amendment
**	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bohemia, State of New York, on this 1st day of July, 2025.

SCIENTIFIC INDUSTRIES, INC.

By:	/s/ Helena R. Santos
Name:	Helena R. Santos
Title:	President and Chief Executive Officer and Chief Financial Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Helena R. Santos and John A. Moore, and each of them, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Helena R. Santos	President, Chief Executive Officer, Chief Financial Officer and Treasurer	July 1, 2025
Helena R. Santos

/s/ John A. Moore	Chairman of the Board	July 1, 2025
John A. Moore

/s/ Michael Blechman	Director	July 1, 2025
Michael Blechman

/s/ Christopher Cox	Director	July 1, 2025
Christopher Cox

/s/ Dr. Juergen Schumacher
Dr. Juergen Schumacher	Director	July 1, 2025

/s/ John Nicols
John Nicols	Director	July 1, 2025

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